Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
     We consent to the incorporation by reference in the Registration Statement (Form S-8) of Vermont Pure Holdings. Ltd. pertaining to the 1999 Employee Stock Purchase Plan of our report dated February 12, 2007 relating to our audit of the consolidated financial statements of Vermont Pure Holdings, Ltd. included in its Annual Report (Form 10-K) for the year ended October 31, 2006, filed with the Securities and Exchange Commission.

/s/ Wolf & Company, P.C.

Boston, Massachusetts
November 20, 2007